Exhibit 10.7

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

TERM SHEET

FOR THE COMMERCIAL LICENSING OF INTELLECTUAL PROPERTY

entered into on December 14, 2022 (“Effective Date”)

This binding term sheet sets forth in general terms the provisions under which PSYENCE BIOMED CORP, a corporation organized under the laws of British Columbia (“Psyence”) shall license intellectual property from FILAMENT HEALTH CORP. a British Columbia corporation (“Filament” and together with Psyence the “Parties”).

The principal terms relating to the licensing of intellectual property are as follows:

Background:	On or about 18 April 2022, the Parties entered into a licensing agreement (“Research Licensing Agreement”) whereby Psyence acquired licensing rights with respect to Filament’s proprietary PEX010 (psilocybin standardized extract) (“Materials”), the delivery mechanism for the Materials which is suitable for human consumption (“End-Product”), placebo versions of the End-Product (“Placebos”), Filament’s proprietary extraction and formulation methods, formulations, recipes, process, specifications, standards, procedures and rules (the “Preparation Methods”) for preparing the End Product, information regarding the Materials including the Dossiers (as defined below) (“Know-How”) and trademarks (“Trade Marks”).

The Materials, End-Product, Placebos, Preparation Methods, Know-How and Trade Marks and of all of the rights to the Intellectual Property (including all Improvements thereon from time to time) which Filament has vested therein (collectively the “Licensed IP”) [*****]

Psyence is entitled to use the Licensed IP in connection with the pre-clinical and clinical studies and trials to be conducted in [*****] (“Trials”) in the [*****] (collectively the “Fields of Use”). For greater clarity, the Fields of Use shall not [*****]

The Parties wish to conclude a commercial licensing agreement whereby Psyence shall be entitled to exploit the Licensed IP for commercial purposes on the terms set out herein.

Definitions:	For purposes of this term sheet:

(i)	“Commercialize” and “Commercialized” means to make or have made, use, copy, reproduce, grow, cultivate, further propagate, create derivative works of, develop, test, sell, rent, lease, import, export, offer for sale, license, market, distribute, benefit from or exploit any Licensed IP, or otherwise exploit in any manner whatsoever, or grant the right (or permit the granting of the right) to do any or all of the foregoing, and “Commercialization” shall have the corresponding meaning;

(ii)	“Definitive Licensing Agreement” means the agreement described in the clause Definitive Licensing Agreement below;

(iii)	“Dossiers” shall mean all information, data or documents in such detail necessary or helpful to manufacture the Materials, End Product or Placebos as submitted to and/or approved by a regulatory authority for the purposes of Commercialization, including all technical and scientific information, relevant analytical, clinical and galenical data, stability tests, bioequivalence studies, formulations, methods of manufacturing and control and their updates, and or revisions, if applicable;

(iv)	“Generic Product” shall mean, [*****]

(v)	“Improvements” means [*****]

(vi)	“License” means the license granted under this term sheet and upon its execution, the Definitive Agreement;

(vii)	“Licensed Product” means PEX010 (25mg psilocybin capsule) which is developed and manufactured using the Licensed IP and which will be Commercialized by Psyence under the License;

(viii)	“Net Sales” means revenue after shipping and handling fees, discounts, reimbursements, returns, and taxes or other assessments collected from customers and remitted to governmental authorities. For clarity, [*****]

(ix)	[*****]

(x)	“Royalty Term” means, with respect to a Licensed Product in a given country, the period beginning on the first commercial sale of such product, subject to termination by agreement between the Parties upon the entry of a Generic Product for sale in such country, on a country by country basis as contemplated below;

(xi)	“Term” has the meaning set out in the clause titled Term and termination below.

License and undertakings:	Subject to the terms of the Definitive Licensing Agreement, Filament hereby grants to the Psyence (which hereby accepts) a world-wide, royalty-bearing license [*****], to Commercialize the Licensed Product within the Fields of Use in accordance with applicable laws. [*****]

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Notwithstanding any other provisions herein, at any time, Psyence shall be entitled to reduce or adjust the scale to which it Commercializes a Licensed Product or any Licensed IP or cease the Commercialization of a Licensed Product or any Licensed IP if Psyence determines that the Commercialization of the Licensed Product infringes or presents serious risks of infringing the intellectual property rights of any third party and/or that such Commercialization is no longer financially viable.

It is agreed between the Parties that:

(i)	The Parties shall keep valid any required licenses and/or authorizations for the import, handling, dealing in and distribution and sale of psilocybin products, as per the relevant regulatory guidelines and applicable laws on a country by country basis;

(ii)	For any regulatory activity required regarding the protection or enforcement of the Licensed IP or the Commercialization thereof as it relates to the License, each Party shall provide, its support, guidance, regulatory expertise to the other so that each Party may fulfill any local requirements and/or complete any relevant procedures until the relevant regulatory activity is finalized and the corresponding regulatory approvals are issued; and

(iii)	The Parties shall provide each other with copies of all material correspondence received by and sent to the competent regulatory authorities with respect to the Licensed IP which may have a materially adversely affect the other Parties’ rights under the License along with any relevant supportive documentation.

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Product Exclusivity	Psyence hereby appoints Filament as its exclusive supplier of any and all drug candidates within the Fields of Use (the “Product Exclusivity”).

Psyence will not conduct research, development or analysis activities and agrees not to develop any products, other than the Licensed Product, within the Fields of Use.

Psyence shall not, and will not permit its directors, officers, employees or other representations (collectively, the “Representatives”) to, solicit directly or indirectly, facilitate or engage in discussions with respect to a Competing Partnership. For the purposes of this Agreement, the term “Competing Partnership” shall mean any partnership or other arrangement for the supply any drug candidates, other than the Licensed Product, to Psyence, its contractors or affiliates to be used within the Fields of Use.

Fields of Use Exclusivity:	Filament agrees not to supply the Licensed Product to any other clients pursuing a target indication within the Fields of Use (the “Fields of Use Exclusivity”) in the Exclusive Territories, provided that Psyence meets the following conditions, as determined by Filament:

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“Commercially Reasonable Efforts” means the level of efforts and resources that a party would normally devote to the development or commercialization of a product by a company in the biotechnology or pharmaceutical industry of a similar size to perform the obligation at issue, in each case taking into account issues of safety and efficacy, product profile, the proprietary position, the current competitive environment for such product and the likely timing and pricing of such product’s entry into the market.

If Filament believes that Psyence is failing to use Commercially Reasonable Efforts to advance the development or Commercialization of the Licensed Product within an Exclusive Territory, [*****]

Supply of Materials, End Product and Placebos:	Psyence shall provide Filament with a good faith forecast of Psyence’s demand for Material, Placebos and/or End-Product such intervals as agreed between the Parties, which approximates, as nearly as possible, based on information available at the time to the Psyence, the orders Psyence will place (“Forecasts”). [*****]

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Milestone Payments and Royalties:	Psyence will pay to Filament (each, a “Milestone Payment”) upon the achievement of the following development milestone event in the Commercialization of the Licensed Product:

(i)	[*****]

(ii)	[*****]

[*****]

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Term and termination:	The License commences on the Effective Date and shall continue in full force and effect on a country-by-country basis, until the last to expire Royalty Term (“Term”).

Either Party (the “Aggrieved Party”) may terminate the License (“Defaulting Party”), if:

(i)	the Defaulting Party is in breach or default of any material representation, warranty, covenant or obligations in any material respect and fails to cure such breach or default within sixty (60) days after written notice from the Aggrieved Party; or

(ii)	the Defaulting Party is subject to an insolvency event or bankruptcy proceeding.

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Trial Results:	Psyence agrees to disclose the [*****] data (collectively, the “Trial Results”) to Filament [*****] to be used as background information [*****]

a)	[*****]

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In addition, all safety data will be disclosed to the DMF holder as per regulatory requirements.

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Definitive Licensing Agreement:	As soon as practicable after the Effective Date, the Parties shall use their commercially reasonable efforts to negotiate in good faith a definitive written agreement satisfactory to the Parties and their respective counsel governing the License (“Definitive Licensing Agreement”). The Definitive Agreement will contain the representations, warranties, covenants, indemnifications and conditions, both as described herein as well as such other customary terms.

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Representations and Warranties	Each Party represents and warrants to the other that:

(i)	it is duly formed and organized and validly subsisting under the laws of its respective jurisdiction of incorporation and is qualified to do business and has all requisite corporate power, capacities, licenses and permissions to execute, deliver and perform its obligations under this term sheet; and

(ii)	this term sheet has been duly executed and delivered by such Party and is a valid and binding obligation of such Party enforceable against it, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors’ rights and subject to the qualification that specific performance and injunction, being equitable remedies, may only be granted in the discretion of a court of competent jurisdiction.

Confidentiality and No Press Release:	In addition to any other confidentiality, non-disclosure or similar obligations that a Party may have or owe to the other Party, the Parties agree that they shall not, without the prior written consent of the other Party, disclose publicly the terms and conditions of this term sheet or the negotiations between the Parties or the fact that this term sheet exists or the existence of any arrangement between the Parties with respect to the License or the transactions contemplated by this term sheet, except to the extent required by law.

Until the execution of the Definitive Agreement, no press release or other statement regarding the License or this term sheet shall be issued by either Party without the prior written consent of the other Party, such consent to not be unreasonably withheld, conditioned or delayed, as to form, content, timing and manner of distribution or publication, provided that no Party shall be prevented from making any disclosure which is required to be made by law or pursuant to applicable legislation and the rules and policies of the CSE and NEO Exchange. Each Party shall have the opportunity to review and comment on any press release proposed by the other Party in advance of its dissemination.

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Expenses and Fees:	Each Party is responsible for its own legal fees and other transaction expenses.

ACCEPTED AND AGREED:

PSYENCE BIOMED CORP	FILAMENT HEALTH CORP

/s/ Neil Maresky	/s/ Ben Lightburn
Name: Neil Maresky	Name: Ben Lightburn
Title: CEO Psyence	Title: CEO